Exhibit 99.1

Light & Wonder Announces Strategic Acquisition of
Grover Gaming’s Charitable Gaming Assets

•	Grover Charitable Gaming is a leading provider of electronic pull-tabs for charitable gaming in the U.S., with over 10,000 installed recurring revenue[1] units across five U.S. states

•	Opportunity to leverage L&W’s leading land-based content into a scale recurring revenue[1] base

•	Highly cash generative earnings profile with strong underlying growth

•	Highly accretive to value and earnings with high-single digit Adjusted NPATA per share accretion[2]

LAS VEGAS, February 18, 2025 – Light & Wonder, Inc. (NASDAQ and ASX: LNW) (together with its subsidiaries “Light & Wonder,” “L&W” or the “Company”) today announced that it has entered into a definitive agreement to acquire the charitable gaming assets (“Grover Charitable Gaming”) of Grover Gaming, Inc. and G2 Gaming, Inc. (together, “Grover Gaming”) for total consideration of $850 million cash, subject to customary purchase price adjustments, and a four-year revenue based earn-out of up to $200 million cash. Upfront consideration implies a multiple of ~7.7x based on 2024 Grover Adjusted EBITDA2 and a ~7.1x multiple based on Grover Run Rate Adjusted EBITDA2,3.

Overview of Grover Charitable Gaming

Privately owned by Garrett Blackwelder, Grover Charitable Gaming has an installed base of over 10,000 leased electronic pull-tab units across five U.S. States (ND, OH, VA, KY, NH) operating under a recurring revenue1 model. The business was founded in 2013 and is headquartered in Greenville, North Carolina.

Under the terms of the agreement, Garrett will collaborate with Light & Wonder to help drive the continued success of the business over the next three years.

Grover Charitable Gaming has developed long-standing and persistent relationships with charitable customers in the states that it operates, underpinned by a dedicated local team of service technicians and relationship managers.

1 Refers to revenue participation model.

2 Denotes a non-GAAP financial measure based on preliminary and unaudited financial information. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

3 Grover Run Rate Adjusted EBITDA is derived from Grover Adjusted EBITDA and further adjusts such measure to provide full-year revenue on a run rate basis of ending installed units multiplied by an average rate per day and Grover Adjusted EBITDA margin rate for December 31, 2024. Grover Run Rate Adjusted EBITDA does not include adjustments to reflect assumed start-up and other costs that might be incurred post-closing.

For the year ended December 31, 2024, on an unaudited and preliminary basis, Grover Charitable Gaming generated Revenue of $135 million and Grover Adjusted EBITDA2 of $111 million.

The Company expects the transaction to close during the second quarter of 2025, subject to required regulatory and other approvals and customary closing conditions.

Strategic Rationale

The acquisition of Grover Charitable Gaming provides several strategic and financial benefits for L&W shareholders:

•	A leading position in the fast-growing charitable gaming space and a best-in-class supplier in every state it operates across

•	Transaction complements L&W’s cross-platform strategy, by expanding into another high-growth, regulated adjacency in which L&W is not currently a participant

•	Loyal customer base is supported by strong customer relationships tied to in-market local teams

•	Strong cultural alignment which will facilitate a smooth transition and integration

•	Attractive financial profile which is expected to be highly accretive to value and earnings with high-single digit Adjusted NPATA per share[4] accretion in the first full calendar year post acquisition.

Post acquisition, Light & Wonder will operate the business with a combination of Grover Gaming and Light & Wonder employees.

“Grover Gaming is a leading player in charitable gaming, a category that has experienced significant growth in recent years,” said Matt Wilson, President and Chief Executive Officer of Light & Wonder. “This transaction complements our position as the leading cross-platform global games company by adding another compelling regulated adjacency to our profile.”

“Importantly, there are exciting incremental revenue opportunities to be realized by leveraging Light & Wonder’s proven land-based gaming content to a new and loyal customer base. We look forward to continuing to partner with Grover Gaming’s customers, building on its strong dedication to customer service,” Mr. Wilson concluded.

“I am very thankful for all of our Grover Gaming teammates and how hard they work every day," said Garrett Blackwelder, CEO and Founder of Grover Gaming. "I'm also grateful for our customers' loyalty over the past two decades. We realize without them, we wouldn't be where we are today. Light & Wonder is an ideal partner for us, given our similar company cultures and dedication to innovation and customer service. We are excited to see Charitable Gaming taken to a new level!"

4 Denotes a non-GAAP financial measure based on preliminary and unaudited financial information. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

Acquisition funding

Light & Wonder expects to fund the acquisition with existing cash and incremental debt financing. Post-acquisition, Light & Wonder expects its net debt leverage ratio5 on a combined basis to remain within its target range of 2.5x-3.5x.

Consolidated AEBITDA Target

Light & Wonder reaffirms its 2025 $1.4 billion Consolidated AEBITDA Target6 underpinned by continued strong organic growth across our existing businesses, and without any AEBITDA contribution from the acquisition of Grover Charitable Gaming.

Advisors

Jarden Group is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to Light & Wonder.

Investor conference call

An investor conference call is scheduled for:

February 18, 2025

5:30pm U.S. Eastern Time / 2:30pm U.S. Pacific Time

February 19, 2025

9:30am Australian Eastern Daylight Time

Telephone Dial-in

US Toll Free: +1 (833) 470-1428

Australia: +61 2 7908 3093

International: +1 (404) 975-4839

Access Code: 690757

Webcast

Participants are encouraged to pre-register for the conference call by using the following link.

To pre-register, click here: Light & Wonder Grover Gaming Acquisition Call

5 Calculated on a combined basis assuming a full year contribution of earnings. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

6 Consolidated AEBITDA Target is a forward-looking non-GAAP financial measure presented on a supplemental basis. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

The conference call will be webcast live at https://explore.investors.lnw.com where a recording of the webcast will also be made available following the event.

Investor Day

Light & Wonder will also be hosting an Investor Day on May 20, 2025 in New York where we will highlight our future growth initiatives across each of our businesses.

For more information, visit lnw.com.

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All ™ notices signify marks registered by Light & Wonder, Inc., or one of its subsidiaries.

About Light & Wonder, Inc.

Light & Wonder, Inc. is the leading cross-platform global games company. Through our three unique, yet highly complementary businesses, we deliver unforgettable experiences by combining the exceptional talents of our 6,000+ member team, with a deep understanding of our customers and players. We create immersive content that forges lasting connections with players, wherever they choose to engage. At Light & Wonder, it’s all about the games. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more visit www.lnw.com.

Investor Inquiries

Nick Zangari, Senior Vice President of Investor Relations and Treasury, +1 702-301-4378

Email: ir@lnw.com

Media Inquiries

Andy Fouché, Vice President of Corporate Communications, +1 206-697-3678

Email: media@lnw.com

Forward-Looking Statements

In this press release, Light & Wonder makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements herein that describe the proposed transaction, including its financial impact, and other statements of management's expectations, beliefs, assumptions, estimates and goals regarding the proposed transaction and can be identified by words such as “continue,” “expect,” “target,” "will," "may," and "should," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the risk that the conditions to the closing of the proposed transaction, including the receipt of regulatory and gaming approvals, may not be satisfied, (ii) the risk that a material adverse change, event or occurrence may affect the Company and Grover Charitable Gaming prior to the closing of the proposed transaction and may delay the proposed transaction or cause the companies to abandon the proposed transaction, (iii) the risk that the proposed transaction may involve unexpected costs, liabilities or delays, (iv) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the proposed transaction, (v) the risk that disruptions from the proposed transaction will harm relationships with customers, employees and suppliers or (vi) the risk that the Company may be unable to achieve expected financial, operational and strategic benefits of the proposed transaction and may not be able to successfully integrate Grover Charitable Gaming into the Company’s operation, and those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Light & Wonder’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on February 27, 2024 (including under the headings "Forward-Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Light & Wonder’s ongoing obligations under the U.S. federal securities laws, Light & Wonder undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Basis of Presentation

This press release contains certain non-GAAP measures and run rate-adjusted and combined financial information which has been derived from the preliminary and unaudited financial information of Grover Charitable Gaming, without any other adjustments except as otherwise stated herein. We identify such information as “run rate”, “run rate-adjusted”, “combined”, “on a combined basis” or “non-GAAP”, as appropriate. This information is for informational purposes only and does not purport to represent what the financial position and results of operations of Grover Charitable Gaming, the Company or any segment of the Company, as appropriate, would have been if the transactions had occurred at specified dates or may be in the future after giving effect to the acquisition. We are not providing forward looking information for GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

The financial information for Grover Charitable Gaming presented herein has been prepared from management accounts, is preliminary, unaudited and does not conform to Regulation S-X. Accordingly, such financial information or data, including any data presented as “run rate” or “combined”, may not be included in, may be adjusted in, or may be presented differently in any documents filed with the SEC by the Company or any entities associated therewith. Audited results of Grover Charitable Gaming may differ materially from the information contained in this press release.

Non-GAAP Financial Measures

Light & Wonder Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities and Senior Notes, which are described in Note 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in Note 10 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, but it does not include other long-term obligations primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470.

Net debt leverage ratio, as used herein, represents Net debt divided by Consolidated AEBITDA. The forward-looking non-GAAP financial measure targeted net debt leverage ratio is presented on a supplemental basis and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

Light & Wonder Consolidated AEBITDA

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s operations and is reconciled to net income as the most directly comparable GAAP measure. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies. Consolidated AEBITDA Target denotes a non-GAAP financial measure. We are not providing a forward-looking quantitative reconciliation of targeted Consolidated AEBITDA to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

Consolidated AEBITDA is reconciled to Net income attributable to L&W and includes the following adjustments, as applicable: (1) Net income attributable to noncontrolling interest; (2) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) Management restructuring and related costs; (iii) restructuring and integration (including costs associated with strategic review, rebranding, divestitures, SciPlay acquisition and ongoing separation activities and related activities); (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition- and disposition-related costs and other unusual items; (3) Depreciation, amortization and impairment charges and Goodwill impairments; (4) Loss on debt financing transactions; (5) Change in fair value of investments and Gain on remeasurement of debt and other; (6) Interest expense; (7) Income tax expense; (8) Stock-based compensation; and (9) Other expense (income), net, including foreign currency gains or losses and earnings from equity investments. AEBITDA is presented exclusively as our segment measure of profit or loss. For more details, see the Company’s earnings release furnished to the U.S. Securities and Exchange Commission (“SEC”) on November 12, 2024.

Light & Wonder Adjusted NPATA

Adjusted NPATA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s operations and is reconciled to net income as the most directly comparable GAAP measure. Adjusted NPATA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Adjusted NPATA may differ from similarly titled measures presented by other companies.

Adjusted NPATA is reconciled to Net income attributable to L&W and includes the following adjustments, as applicable: (1) Net income attributable to noncontrolling interest; (2) Amortization of acquired intangible assets; (3) Non-cash asset and goodwill impairments; (4) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) Management restructuring and related costs; (iii) restructuring and integration (including costs associated with strategic review, rebranding, divestitures, SciPlay acquisition and ongoing separation activities and related activities); (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition- and disposition-related costs and other unusual items; (5) Loss on debt financing transactions; (6) Change in fair value of investments and Gain on remeasurement of debt and other; (7) Income tax impact on adjustments; and (8) Other expense (income), net, including foreign currency gains or losses and earnings from equity investments. For more details, see the Company’s earnings release furnished to the U.S. Securities and Exchange Commission (“SEC”) on November 12, 2024.

Light & Wonder Adjusted NPATA Per Share – Diluted

Adjusted NPATA per share, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s operations on diluted basis and is reconciled to diluted net income attributable to L&W per share as the most directly comparable GAAP measure. Adjusted NPATA per share should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Adjusted NPATA per share may differ from similarly titled measures presented by other companies. For more details, see the Company’s earnings release furnished to the U.S. Securities and Exchange Commission (“SEC”) on November 12, 2024.

Grover Adjusted EBITDA

Grover Adjusted EBITDA is a non-GAAP financial measure that is presented as a supplemental disclosure for illustrative purposes only, is unaudited and based on preliminary estimates and assumptions, and is reconciled to operating income, the most directly comparable GAAP measure, in a schedule below. Grover Adjusted EBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. Grover Adjusted EBITDA is presented exclusively as supplemental information to enhance an investor’s understanding of Grover results of operations and may differ materially from similarly titled measures presented by other companies, including Light & Wonder Consolidated AEBITDA.

Grover Adjusted EBITDA is reconciled to Grover Charitable Gaming’s operating income, and includes the following adjustments, as applicable: (1) depreciation and amortization; (2) other income/expenses primarily related to non-operating gain and losses; and (3) elimination of certain non-recurring distribution costs expected to be eliminated in connection with the consummation of the transaction and certain other immaterial adjustments.

Grover Run Rate Adjusted EBITDA

Grover Run Rate Adjusted EBITDA is a non-GAAP financial measure that is presented as a supplemental disclosure for illustrative purposes only, is unaudited and based on preliminary estimates and assumptions. Grover Run Rate Adjusted EBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. Grover Run Rate Adjusted EBITDA is presented exclusively as supplemental information to enhance an investor’s understanding of Grover results of operations and may differ materially from similarly titled measures presented by other companies, including Light & Wonder Consolidated AEBITDA.

Grover Run Rate Adjusted EBITDA is derived from Grover Adjusted EBITDA and further adjusts such measure to provide full-year revenue on a run rate basis of ending installed units multiplied by an average rate per day and Grover Adjusted EBITDA margin rate for December 31, 2024. Grover Run Rate Adjusted EBITDA does not include adjustments to reflect assumed start-up and other costs that might be incurred post-closing of the transaction.

Grover Gaming Charitable Business

RECONCILIATION OF OPERATING INCOME TO GROVER

ADJUSTED EBITDA

(Preliminary and Unaudited)

Year Ended
December 31,
(millions in USD)	2024
Operating income	$82
Depreciation and amortization	18
Distribution costs and other(1)	11
Grover Adjusted EBITDA	$111

(1) Primarily represents certain non-recurring distribution costs expected to be eliminated in connection with the consummation of the transaction.